Exhibit 99.1

REGIONAL HEALTH PROPERTIES, INC.

2020 EQUITY INCENTIVE PLAN

Regional Health Properties, Inc., a Georgia corporation (the “Company”), has established the Regional Health Properties, Inc. 2020 Equity Incentive Plan (this “Plan”), for the benefit of Employees, Consultants and Directors (each as defined below) of the Company.

The purposes of this Plan are: (i) to recognize and compensate selected Employees, Consultants and Directors who contribute to the development and success of the Company and its Affiliates and Subsidiaries (each as defined below); (ii) to attract and retain Employees, Consultants and Directors; and (iii) to provide incentive compensation to Employees, Consultants and Directors based upon the performance of the Company and its Affiliates and Subsidiaries.

This Plan became effective on the “Effective Date” (as defined below).  This Plan replaces the 2011 Plan (as defined below).

ARTICLE 1.  DEFINITIONS

Wherever the following initially capitalized terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise.

“2011 Plan” means the AdCare Health Systems, Inc. 2011 Stock Incentive Plan, which was assumed by the Company in connection with the merger on September 29, 2017 of AdCare Health Systems, Inc. (the then-parent corporation of, and predecessor to, the Company) with the Company, with the Company being the surviving corporation in the merger.

“Affiliate” means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Applicable Accounting Standards” means mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

“Applicable Law” means any applicable law, including, without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether United States or non-U.S., federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded.

“Award” means the grant or award of Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards under this Plan.

“Award Agreement” means the agreement granting or awarding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards.

“Board” means the Board of Directors of the Company, as comprised from time to time.

941524

“Change-in-Control” means a change in ownership or control of the Company effected through any of the following transactions or series of transactions:

(a)

the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of (i) the continuing or surviving entity or (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)	the sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)

the replacement of a majority of the members of the Board during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(d)

any transaction as a result of which any person or related group of persons becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities eligible to vote generally for the election of directors; provided, however, that for purposes of this subsection (d), (i) an acquisition directly from the Company does not constitute a Change-in-Control and (ii) the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or Subsidiary and (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company.

Notwithstanding the foregoing, if a Change-in-Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change-in-Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” (within the meaning of Code Section 409A). The Committee shall have full and final authority to determine conclusively whether a Change-in-Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change-in-Control and any incidental matters relating thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock, no par value per share, of the Company.

“Company” means Regional Health Properties, Inc., a Georgia corporation, or any business organization which succeeds to its business and elects to continue this Plan.  For purposes of this Plan, the term Company shall include, where applicable and without limitation, such other Affiliate or Subsidiary that employs the Employee or has engaged the Consultant.

“Consultant” means a professional or technical expert, consultant or independent contractor who provides services to the Company or an Affiliate or Subsidiary, and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

“Deferred Stock Unit” means a right to receive Common Stock awarded under Article 6 of this Plan.

“Director” means any individual who is a member of the Board.

“Effective Date” means December 16, 2020, which is the date this Plan, as adopted by the Board, was approved by the Company’s shareholders.

“Employee” means any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or an Affiliate or Subsidiary, whether such employee was so employed at the time this Plan was initially adopted or becomes so employed subsequent to the adoption of this Plan.

“Employment Agreement” means the employment, consulting or similar contractual agreement entered into by the Employee or the Consultant, as the case may be, and the Company governing the terms of the Employee’s employment with or the Consultant’s engagement by the Company, if any.

“Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock, as of a given date, shall be determined pursuant to Section 4.7.

“Incentive Stock Option” means an Option which qualifies as an incentive stock option under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

“Non-Employee Director” means a Director who is not an Employee.

“Non-Qualified Stock Option” means an Option that does not qualify as an Incentive Stock Option and/or which the Committee does not designate as an Incentive Stock Option.

“Other Stock-Based Award” means an Award granted under Article 9 of this Plan.

“Option” means an option to purchase shares of Common Stock that is granted under Article 4 of this Plan.  An option granted under this Plan shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

“Participant” means an Employee, Consultant or Director who has been determined as eligible to receive an Award pursuant to Section 3.2.

“Performance Goals” has the meaning set forth in Section 8.3.

“Performance Period” has the meaning set forth in Section 8.3.

“Performance Units” means performance units granted under Article 8 of this Plan.

“Permanent Disability” means the inability of a Participant, due to a physical or mental impairment, to perform the material services of the Participant’s position with the Company for a period of six (6) months, whether or not consecutive, during any 365-day period.  A determination of Permanent Disability shall be made by a physician satisfactory to both the Participant and the Committee, provided that if the Participant and the Committee do not agree on a physician, each of them shall select a physician and those two physicians together shall select a third physician, whose determination as to Permanent Disability shall be binding on all parties.

“Plan” means the Regional Health Properties, Inc. 2020 Equity Incentive Plan, as embodied herein and as amended from time to time.

“Restricted Common Stock” means Common Stock awarded under Article 6 of this Plan.

“Restricted Stock Unit” means a right to receive Common Stock awarded under Article 6 of this Plan.

“Retirement” means, except as otherwise defined in the Participant’s Employment Agreement, if any, a Participant’s Termination of Employment with the Company on or after his or her 65th birthday.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

“SAR” means a stock appreciation right awarded under Article 7 of this Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means an Award of Restricted Common Stock, Restricted Stock Units or Deferred Stock Units under Article 6 of this Plan.

“Stock Award Account” means the bookkeeping account reflecting Awards of Restricted Stock Units and Deferred Stock Units under Article 6 of this Plan.

“Subsidiary” means an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

“Termination of Employment” means the date on which the employee-employer, consulting, contractual or similar relationship between a Participant and the Company is terminated for any reason, with or without cause, including, but not by way of limitation, a termination of employment by resignation, discharge, death, Permanent Disability or Retirement, but excluding: (i) termination of employment where there is a simultaneous reemployment or continuing employment of a Participant by the Company; and (ii) at the discretion of the Committee, termination of employment which results in a temporary severance of the employee-employer relationship.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment (subject to the provisions of any Employment Agreement between a Participant and the Company), including, but not limited to, all questions of whether particular leaves of absence constitute a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its absolute discretion, a leave of absence, change in status from an employee to an independent contractor or other change the employee-employer, consulting, contractual or similar relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE 2.  COMMON STOCK SUBJECT TO PLAN

2.1 Common Stock Subject to Plan.

(a)The Common Stock subject to an Award shall be shares of the Company’s authorized but unissued, reacquired or treasury Common Stock.  As of the Effective Date, and subject to adjustment as described in Section 2.2 and Section 12.3, the aggregate number of shares of Common Stock that may be issued under this Plan as Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, Other Stock-Based Awards or pursuant to the exercise of Options and SARs is 250,000 shares.

(b)The maximum number of shares of Common Stock with respect to one or more Awards which may be awarded to any individual in any calendar year shall not exceed 24,000 shares.

(c)No more than 250,000 shares of Common Stock may be issued in the form of Incentive Stock Options.

2.2 Add-back of Grants. If any Option or SAR granted pursuant to this Plan or the 2011 Plan expires or is canceled without having been fully exercised, or is exercised prior to becoming vested as permitted under Section 4.6(c) and is forfeited prior to becoming vested, the number of shares of Common Stock subject to such Option or SAR but as to which such Option, SAR or other right was not exercised or vested prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder.  Shares of Common Stock which are: (i) delivered by the Participant or withheld by the Company upon the exercise of any Option or other Award under this Plan, in payment of the exercise price thereof or for tax withholding; or (ii) subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise thereof, may not be optioned, granted or awarded hereunder.  If any shares of Common Stock awarded pursuant to this Plan or the 2011 Plan as Restricted Common Stock, Restricted Stock Units, Other Stock-Based Awards or other equity Award hereunder or as payment for Performance Units are forfeited by the Participant, such shares may again be optioned, granted or awarded hereunder.  In addition, upon the exercise of any SAR, the gross number of shares exercised shall be deducted from the total number of shares of Common Stock available for future issuance under this Plan.  In the event the Company repurchases shares of Common Stock on the open market, such shares shall not be added to the shares of Common Stock available for issuance under this Plan.  Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

ARTICLE 3.  ELIGIBILITY; GRANTS; AWARD AGREEMENTS

3.1 Eligibility.  Any Employee, Consultant or Director selected to participate pursuant to Section 3.2 shall be eligible to participate in this Plan.  Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $75,000.  For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

3.2 Awards.  The Committee shall determine which Employees, Consultants and Directors shall receive Awards, whether the Employee, Consultant or Director will receive Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards, whether an Option grant is intended to be of Incentive Stock Options or Non-Qualified Stock Options, and the number of shares of Common Stock subject to such Award.

3.3 Award Agreement.  Upon the selection of an Employee, Consultant or Director to become a Participant and receive an Award, the Committee shall cause a written Award Agreement to be issued to such individual encompassing the terms and conditions of such Award, as determined by the Committee in its absolute discretion; provided, however, that if applicable, the terms of such Award Agreement shall comply with the terms of such Participant’s Employment Agreement, if any.  Such Award Agreement shall provide for the exercise price for Options and SARs; the purchase price, if any, for Restricted Common Stock, Restricted Stock Units, Deferred Stock Units and Other Stock-Based Awards; the performance criteria for Performance Units; and the exercisability and vesting schedule, payment terms and such other terms and conditions of such Award, as determined by the Committee in its absolute discretion.  Each Award Agreement shall be executed by the Participant and an officer or a Director (other than the Participant) of the Company authorized to sign such Award Agreement and shall contain such terms and conditions that are consistent with this Plan, including, but not limited to, the exercisability and vesting schedule, if any, as the Committee in its absolute discretion shall determine.  All Awards shall be made conditional upon the Participant’s acknowledgment, in writing in the Award Agreement or otherwise by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award.

ARTICLE 4.  OPTIONS

4.1 Award Agreement for Option Grant.  Option grants shall be evidenced by an Award Agreement, pursuant to Section 3.3.  All Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2 Option Price.  The price per share of the Common Stock subject to each Option shall be set by the Committee; provided, however, that: (i) such price shall not be less than the par value of a share of Common Stock and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3 Qualification for Incentive Stock Options.  The Committee may only grant an Incentive Stock Option to an individual if such person is an Employee of the Company or is an Employee of an Affiliate or Subsidiary as permitted under Section 422(a)(2) of the Code.

4.4 Change in Incentive Stock Option Grant.  Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code.  To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options (within the meaning of

Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and any Subsidiary or parent corporation thereof) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.  For purposes of this Section 4.4, the Fair Market Value of shares of Common Stock shall be determined as of the time the Option with respect to such shares of Common Stock is granted, pursuant to Section 4.7.

4.5 Option Term.  The term of an Option shall be set by the Committee in its absolute discretion; provided, however, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code).  Such Incentive Stock Options shall be subject to Section 5.6, except as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options.

4.6 Option Exercisability and Vesting.

(a)The period during which Options in whole or in part become exercisable and vest shall be set by the Committee and shall be as provided for in the Award Agreement.  At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option becomes exercisable and vests.

(b)In each Award Agreement, the Committee shall indicate whether the portion of the Options, if any, that remains non-exercisable and non-vested upon the Participant’s Termination of Employment with the Company is forfeited.  In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

(c)At any time on or after the grant of an Option, the Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares of Common Stock so purchased shall be Restricted Common Stock and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of: (i) the price per share paid by the Participant for the Common Stock; or (ii) the Fair Market Value of such Common Stock at the time of repurchase, or such other restrictions as the Committee deems appropriate.  The Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions provided in the applicable Award Agreement, including the right to vote such Common Stock and to receive all dividends and other distributions paid or made with respect to Common Stock.

4.7 Fair Market Value.  The “Fair Market Value” of a share of Common Stock as of a given date shall be:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, then the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, then its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, then its Fair Market Value shall be established by the Committee in good faith. The Fair Market Value as so determined by the Committee in good faith shall be binding and conclusive, and in any event the Participant agrees to accept and shall not challenge any such determination of Fair Market Value made by the Committee.  If the Company subdivides (by split, dividend or otherwise) its shares of Common Stock into a greater number, or combines (by reverse split or otherwise) its shares of Common Stock into a lesser number after the Company shall have determined the Fair Market Value for the shares of Common Stock subject to an Award (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, then the Fair Market Value shall be appropriately adjusted to reflect such subdivision or combination, and the Committee’s good faith determination as to any such adjustment shall be binding and conclusive on all parties hereto.

ARTICLE 5.  EXERCISE OF OPTIONS

5.1 Exercise.  At any time and from time to time prior to the time when any exercisable Option or portion thereof becomes unexercisable under this Plan or the Award Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of Common Stock and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a minimum number of shares of Common Stock.

5.2 Manner of Exercise.  An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under this Plan or the Award Agreement:

(a)A written notice signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is being exercised, provided such notice complies with all applicable rules established by the Committee from time to time.

(b)Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations.  The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, causing legends to be placed on certificates for shares of Common Stock and issuing stop-transfer notices to agents and registrars.

(c)In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

(d)Full payment (in cash or by a certified check) for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including the amount of any withholding tax due, unless with the prior written consent of the Committee:

(i)payment, in whole or in part, is made through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, provided, that shares of Common Stock used to exercise the Option have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option;

(ii)with respect to Options that are not Incentive Stock Options, payment, in whole or in part, is made through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

(iii)delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then-issuable upon exercise of the Option (or thereof which is being exercised), and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(iv)payment is made through any combination of the consideration provided for in this Section 5.2(d) or such other method approved by the Committee consistent with Applicable Law.

5.3 Conditions to Issuance of Common Stock.  The Company shall not be required to issue or deliver any certificate or other indicia evidencing ownership of shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(b)The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience;

(c)The receipt by the Company of full payment for such Common Stock, including payment of any applicable withholding tax; and

(d)The Participant agreeing to the terms and conditions of this Plan and the Award Agreement.

5.4 Rights as Shareholders.  The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares of Common Stock have been issued by the Company to such holders.

5.5 Ownership and Transfer Restrictions.  The Committee, in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares of

Common Stock purchasable upon the exercise of an Option as it deems appropriate.  Any such restriction shall be set forth in the Award Agreement and may be referred to on the certificates or other indicia evidencing such shares of Common Stock.

5.6 Limitations on Exercise of Options.

(a)Vested Incentive Stock Options may not be exercised after the earliest of: (i) their expiration date; (ii) one (1) year from the date of the Participant’s Termination of Employment by reason of his or her death, (iii) one (1) year from the date of the Participant’s Termination of Employment by reason of his or her Permanent Disability meeting the requirements of Section 22(e)(3) of the Code as applicable pursuant to Section 422(c)(6) of the Code, or (iv) the expiration of three (3) months from the date of the Participant’s Termination of Employment for any reason other than such Participant’s death or Permanent Disability meeting the requirements of Section 22(e)(3) of the Code as applicable pursuant to Section 422(c)(6) of the Code, unless the Participant dies within said three (3) month period (in which case the vested Incentive Stock Option may be exercised up until one (1) year from the date of death).  Pursuant to regulations under Section 421 of the Code, bonafide leaves of absence for no longer than three (3) months generally will not cause a Termination of Employment for purposes of Incentive Stock Options.

(b)Non-Qualified Stock Options may be exercised up until their expiration date, unless the Committee provides otherwise in the Award Agreement.

ARTICLE 6.  STOCK AWARDS

6.1 Award Agreement.  Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units shall be evidenced by an Award Agreement pursuant to Section 3.3.

6.2 Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units.

(a)The Committee may from time to time, in its absolute discretion, consistent with this Plan: (i) determine which Employees, Consultants and Directors shall receive Stock Awards; (ii) determine the aggregate number of shares of Common Stock to be awarded as Stock Awards to Employees, Consultants and Directors; (iii) determine the terms and conditions applicable to such Stock Awards; and (iv) determine when the restrictions, if any, lapse.

(b)The Committee may establish the purchase price, if any, and form of payment for a Stock Award.  If the Committee establishes a purchase price, then the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

(c)Upon the selection of an Employee, Consultant or Director to be awarded Restricted Common Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Common Stock and may impose such conditions on the issuance of such Restricted Common Stock as it deems appropriate, subject to the provisions of Article 10 of this Plan.

(d)Upon the selection of an Employee, Consultant or Director to be awarded Restricted Stock Units or Deferred Stock Units, the Committee shall instruct the Secretary of the Company to establish a Stock Award Account on behalf of each such Participant.  The Committee may impose such conditions on the issuance of such Restricted Stock Units or Deferred Stock Units as it deems appropriate.

(e)Awards of Restricted Common Stock and Restricted Stock Units shall vest pursuant to the Award Agreement.  At any time after the grant of Restricted Common Stock or a Restricted Common Stock Unit, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which such Restricted Common Stock or Restricted Stock Unit vests.

(f)A Participant shall be 100% vested in the number of Deferred Stock Units held in his or her Stock Award Account at all times.  The term for which the Deferred Stock Units shall be deferred shall be provided for in the Award Agreement.

6.3 Rights as Shareholders.

(a)Upon delivery of the shares of Restricted Common Stock to the Participant or the escrow holder pursuant to Section 6.7, the Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his or her Award Agreement; provided, however, that in the absolute discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

(b)Nothing in this Plan shall be construed as giving a Participant who receives an Award of Restricted Stock Units or Deferred Stock Units any of the rights of an owner of Common Stock unless and until shares of Common Stock are issued and transferred to the Participant in accordance with the terms of this Plan and the Award Agreement.  Notwithstanding the foregoing, in the event that any dividend is paid by the Company with respect to the Common Stock (whether in the form of cash, Common Stock or other property), then the Committee may, in the manner it deems equitable or appropriate, adjust the number of Restricted Stock Units or Deferred Stock Units allocated to each Participant’s Stock Award Account to reflect such dividend.

6.4 Restriction.  All shares of Restricted Common Stock issued under this Plan (including any Common Stock received as a result of stock dividends, stock splits or any other form of recapitalization, if any) shall at the time of the Award, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall, in its absolute discretion, determine, which restrictions may include, without limitation, restrictions concerning voting rights, transferability, vesting, Company performance and individual performance; provided, however, that by action taken subsequent to the time shares of Restricted Common Stock are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement.  Restricted Common Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Lapse of Restrictions.  The restrictions on Awards of Restricted Common Stock and Restricted Stock Units shall lapse in accordance with the terms of the Award Agreement.  In the Award Agreement, the Committee shall indicate whether shares of Restricted Common Stock or Restricted Stock Units then subject to restrictions are forfeited or if the restrictions shall lapse upon the Participant’s Termination of Employment.  In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

6.6 Repurchase of Restricted Common Stock.  The Committee may provide in the terms of the Award Agreement awarding Restricted Common Stock that the Company shall have call rights, a right of first offer or a right of refusal regarding shares of Restricted Common Stock then subject to restrictions.

6.7 Escrow.  The Company may appoint an escrow holder to retain physical custody of each certificate or control of each other indicia representing shares of Restricted Common Stock until all of the restrictions imposed under the Award Agreement with respect to the shares of Common Stock evidenced by such certificate expire or shall have been removed.

6.8 Legend.  In order to enforce the restrictions imposed upon shares of Restricted Common Stock hereunder, the Committee shall cause a legend or restrictions to be placed on certificates of Restricted Common Stock that are still subject to restrictions under Award Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby.

6.9 Conversion.  Upon vesting in the case of Restricted Stock Units, and upon the lapse of the deferral period in the case of Deferred Stock Units, such Restricted Stock Units or Deferred Stock Units shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative.  Such distribution shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company.  In the event ownership or issuance of the Common Stock is not feasible due to Applicable Law, as determined by the Committee in its absolute discretion, the Participant, or in the case of the Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the value of the shares of Common Stock otherwise distributable to the Participant, net of tax withholding as provided in Section 12.5.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

7.1 Award Agreement for SARs.  Awards of SARs shall be evidenced by an Award Agreement pursuant to Section 3.3.

7.2 General Requirements.  The Committee may grant SARs separately or in tandem with any Option (for all or a portion of the applicable Option).  The Committee shall determine which Employees, Consultants and Directors shall receive Awards of SARs and the amount of such Awards.

7.3 Base Amount.  The Committee shall establish the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be equal to the price per share of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

7.4 Tandem SARs.  Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to an Employee, Consultant or Director that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Employee, Consultant or Director may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate.  Upon the exercise of the SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

7.5 SAR Exercisability.

(a)The period during which SARs in whole or in part become exercisable shall be set by the Committee and shall be as provided for in the Award Agreement.  At any time after the grant of a SAR, the Committee may, in its absolute discretion and subject to whatever terms and conditions its selects, accelerate the period during which the SAR becomes exercisable.

(b)In each Award Agreement, the Committee shall indicate whether the portion of the SAR, if any, that remains non-exercisable upon the Participant’s Termination of Employment with the Company is forfeited.  In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

7.6 Value of SARs.  When a Participant exercises a SAR, the Participant shall receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, Common Stock or a combination thereof.  The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR.

7.7 Form of Payment.  The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, Common Stock or a combination of the two, in such proportion as the Committee deems appropriate.  For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Common Stock are received upon exercise of a SAR, then cash shall be delivered in lieu of any fractional shares of Common Stock.

ARTICLE 8.  PERFORMANCE UNITS

8.1 Award Agreement for Performance Units.  Awards of Performance Units shall be evidenced by an Award Agreement pursuant to Section 3.3.

8.2 General Requirements.  Each Performance Unit shall represent the right of the Participant to receive an amount based on the value of the Performance Unit, if Performance Goals established by the Committee are met.  A Performance Unit shall be based on the Fair Market Value of a share of Common Stock or such other measurement base as the Committee deems appropriate.  The Committee shall determine and set forth in the Award Agreement the number of Performance Units to be granted and the requirements applicable to such Performance Units.  The Committee shall determine which Employees, Consultants and Directors shall receive Awards of a Performance Unit and the amount of such Awards.

8.3 Performance Period and Performance Goals.  When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Performance Units (“Performance Goals”) and such other conditions of the Award as the Committee deems appropriate.  Performance Goals may relate to the financial performance of the Company or its Subsidiaries, the performance of Common Stock, individual performance or such other criteria as the Committee deems appropriate.

8.4 Payment With Respect to Performance Units.  At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units.  Payments with respect to Performance Units shall be made in cash, in Common Stock or in a combination of the two, as determined by the Committee.

ARTICLE 9.  OTHER STOCK-BASED AWARDS

9.1 Award Agreement for Other Stock-Based Awards.  Other Stock-Based Awards shall be evidenced by an Award Agreement pursuant to Section 3.3.

9.2 General Requirements.  Other Stock-Based Awards that may be granted under this Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on, shares of Common Stock, including without limitation: (i) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests; (ii) partnership interests in a Subsidiary or operating partnership, if applicable; (iii) Awards valued by reference to book value, fair value or Subsidiary performance; and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by a Subsidiary that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27 with respect to an Employee, a Consultant or a Director who is rendering services to or for the benefit of such a Subsidiary.

9.3 Calculation of Reserved Shares.  For purposes of calculating the number of shares of Common Stock underlying an Other Stock-Based Award relative to the total number of shares of Common Stock reserved and available for issuance under Section 2.1, the Committee shall establish in good faith the maximum number of shares of Common Stock to which a Participant receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria.  If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Common Stock underlying Other Stock-Based Awards shall be reduced accordingly by the Committee and the related shares of Common Stock shall be added back to the shares of Common Stock otherwise available for issuance under this Plan.  Other Stock-Based Awards may be granted either alone or in addition to other Awards granted under this Plan.  The Committee shall determine the Employees, Consultants or Directors to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of Other Stock-Based Awards to be granted; the price, if any, to be paid by the Participant for the acquisition of such Other Stock-Based Awards; and the restrictions and conditions applicable to such Other Stock-Based Awards.  Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its absolute discretion.  The Committee may allow Other Stock-Based Awards to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Article 9.  The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each Participant.

9.4 Dividend Equivalents.  The Award Agreement in respect of an Other Stock-Based Award, or a separate agreement if required by Section 409A of the Code, may provide that the Participant shall be entitled to receive currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of Common Stock underlying the Award or other distributions from a Subsidiary prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its absolute discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

9.5 Consideration.  Other Stock-Based Awards granted under this Article 9 may be issued for no cash consideration.

ARTICLE 10.  DEFERRALS

The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant in connection with any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Common Stock or Restricted Stock Units, the lapse of the deferral period applicable to Deferred Stock Units or the satisfaction of any requirements or objectives with respect to Performance Units.  If any such deferral election is permitted, then the Committee shall, in its absolute discretion, establish rules and procedures for such deferrals, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents and restricting deferrals to comply with the requirements of Section 409A of the Code.  The Company may, but is not obligated to, contribute the shares of Common Stock that would otherwise be issuable pursuant to an Award to a rabbi trust.  Shares of Common Stock issued to a rabbi trust pursuant to this Article 10 may ultimately be issued to the Participant in accordance with the terms of the deferred compensation plan or the Award Agreement.

ARTICLE 11.  ADMINISTRATION

11.1 Committee.  This Plan shall be administered by the Committee.  The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company’s articles of incorporation, bylaws and Applicable Law.  The majority vote of the Committee, or for acts taken in writing without a meeting, by the unanimous written consent of the members of the Committee, shall be valid acts of the Committee.  Appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written notice to the Board.

11.2 Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions.  The Committee shall have the power to interpret this Plan and the Award Agreements pursuant to which Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent herewith and to interpret, amend or revoke any such rules.  Any such Award under this Plan need not be the same with respect to each Participant.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

11.3 Compensation; Professional Assistance; Good Faith Actions.  Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services pursuant to this Plan.  All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons.  The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Awards made hereunder, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 12.  MISCELLANEOUS PROVISIONS

12.1 Transferability.

(a)No Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit, Other Stock-Based Award or any right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 12.1(a) shall prevent transfers by will, by Applicable Law regarding descent and distribution, pursuant to a qualified domestic relations order or as permitted in Section 12.1(b) below.  The Committee shall not be required to accelerate the exercisabilty of an Award pursuant to a divorce or similar proceeding in the event Participant’s spouse is determined to have acquired a community property interest in all or any portion of an Award.  Except as provided below, during the lifetime of the Participant, only he or she may exercise an Award (or any portion thereof) granted to him or her under this Plan.  After the death of the Participant, any exercisable portion of an Award, prior to the time when such portion becomes unexercisable under this Plan or the applicable Award Agreement or other agreement, may be exercised by his or her personal representative or by any person empowered to do so under the deceased Participant’s will or under Applicable Law regarding descent and distribution.

(b)Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or amend an otherwise outstanding Award Agreement to provide, that a Participant may transfer Non-Qualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Non-Qualified Stock Option and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer and shall be exercisable by the transferee according to the same terms as applied to the Participant.

12.2 Amendment, Suspension or Termination of this Plan.

(a)Except as otherwise provided in this Section 12.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee; provided, however, no action of the Board or the Committee may be taken that would otherwise require shareholder approval under Applicable Law, without the consent of the shareholders.  Except as provided in Section 4.7 or Section 12.3, in no event may the Board or the Committee reduce the exercise price of outstanding Options or SARs or effect repricing through cancellation and re-grants or cancellation of Options or SARs in exchange for cash or other Awards without prior shareholder approval.  No amendment, suspension or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore made to the Participant, unless such right has been reserved in this Plan or the Award Agreement.  No Award may be made during any period of suspension or after termination of this Plan.  In no event may any Award be made under this Plan after the tenth anniversary of the date of shareholder approval of this Plan, and no Incentive Stock Options may be granted after the tenth anniversary of the date of Board approval of this Plan.  This Plan shall serve as the successor to the 2011 Plan, and no further awards shall be granted under the 2011 Plan after the Effective Date. All awards outstanding under the 2011 Plan as of the Effective Date shall remain outstanding in accordance with their terms.

(b)Notwithstanding the foregoing, the Board or the Committee may take any action necessary to comply with a change in Applicable Law, irrespective of the status of any Award as vested or unvested, exercisable or unexercisable, at the time of such change in Applicable Law.

12.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Committee may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under this Plan (including, without limitation, adjustments of the share limits set forth in Section 2.1 and dollar value limits set forth in Section 3.1); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals with respect thereto); and/or (iv) the grant, exercise or purchase price with respect to any outstanding Awards under this Plan.

(b)In the event of any transaction or event described in Section 12.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Committee, in its absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any Award under this Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.3, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in all cases, as determined by the Committee;

(iii)To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in this Plan or an applicable Award Agreement;

(v)To replace such Award with other rights or property selected by the Committee; and/or

(vi)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.3(a) and 12.3(b):

(i)The number and type of securities subject to each outstanding Award and the grant, exercise or purchase price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.3(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company); and/or

(ii)The Committee shall make such equitable adjustments, if any, as the Committee in its absolute discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under this Plan (including, without limitation, adjustments of the share limits set forth in Section 2.1 and the dollar value limits set forth in Section 3.1).

(d)Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, in the event of a Change-in-Control, unless outstanding Awards are assumed by the successor corporation (or parent thereof) or replaced with a comparable award for shares of the capital stock of the successor corporation (or parent thereof), then immediately prior to the Change-in-Control such outstanding Awards shall automatically become fully vested and exercisable for all of the shares of Common Stock at the time subject to such Awards, all forfeiture and other restrictions on such Awards shall lapse and all Performance Goals with respect to any outstanding Award shall be deemed met to the extent provided for in the Participant’s Award Agreement or in such other written agreement entered into between the Company and a Participant. Upon, or in anticipation of, a Change-in-Control in which outstanding Awards will not be assumed or replaced as described above in this Section 12.3(d), the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change-in-Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its absolute discretion, shall determine. The determination of Award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

(e)The Committee, in its absolute discretion, may include such further provisions and limitations in any Award, Award Agreement or other agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of this Plan.

(f)No adjustment or action described in this Section 12.3 or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would cause this Plan to violate Section 422(b)(l) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.

(g)       The existence of this Plan, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)       No action shall be taken under this Section 12.3 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Committee determines any such adjustments to be appropriate.

(g)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock or the share price of the Common Stock, including any Equity Restructuring, for reasons of administrative convenience, the Committee in its absolute discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

12.4 Continued Employment.  Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue his or her employment, consulting or similar relationship with the Company or an Affiliate, whether as an Employee, Consultant, Director or otherwise, or shall interfere with or restrict in any way the rights of the Company or an Affiliate, which are hereby expressly reserved, to discharge or terminate the relationship with any Participant at any time for any reason whatsoever, subject to the terms of any Employment Agreement entered into by the Participant and the Company or Affiliate.

12.5 Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or lapse of any restriction of any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit or Other Stock-Based Award.  The Committee may, in its absolute discretion and in satisfaction of the foregoing requirement, require such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld; provided, however, that any shares of Common Stock withheld shall be no greater than an amount that does not exceed the Participant’s maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities or such lesser amount as may be necessary to avoid liability accounting treatment.  The Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Common Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

12.6 Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards, the Committee shall have the right to provide, in the terms of such Award, or to require the recipient to agree by separate written instrument, that the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if: (i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award; (ii) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the

Company, as further defined by the Committee or as specified in the Participant’s Employment Agreement; or (iii) the Company terminates the Employee’s employment with or without cause.

12.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation.  Notwithstanding any other provision of this Plan, any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SARs, Performance Units or Other Stock-Based Award granted or awarded to any individual who is then or thereafter becomes subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3).  To the extent permitted by Applicable Law, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.8 Restrictive Legend.  All of the shares of Common Stock issued and/or owned pursuant to this Plan shall be held and transferred subject to the terms of the applicable restrictions contained in this Plan, and every certificate or book entry representing such shares shall contain an appropriate legend to reference restrictions applicable to such shares as determined by the Committee.

12.9 Effect of Plan Upon Option and Compensation Plans.  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company.  Nothing in this Plan shall be construed to limit the right of the Company: (i) to establish any other forms of incentives or compensation for Employees, Consultants or Directors; or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose, including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.10 Compliance with Laws.  This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by Applicable Law, this Plan shall be deemed amended to the extent necessary to conform thereto.

12.11 Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

12.12 Governing Law.  This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Georgia, without regard to conflicts of laws thereof.

12.13 Clawback.  Notwithstanding anything to the contrary contained in this Plan, an Award Agreement may provide that the Committee may in its absolute discretion cancel the Award granted by such Award Agreement if the Participant has engaged in or engages in detrimental activity that is in conflict with or adverse to the interest of the Company or any Affiliate or Subsidiary, including, without limitation, fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its absolute discretion. The Committee may also provide in an Award Agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, all of the Participant’s outstanding Awards will be cancelled and/or the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award provided therein for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Law.

* * * * * *

The Regional Health Properties, Inc. 2020 Equity Incentive Plan was adopted by the Board of Directors on November 4, 2020 and approved by the shareholders of the Company on December 16, 2020.